UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2014

Silver Eagle Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36025 (Commission File Number)	80-0914174 (I.R.S. Employer Identification Number)

1450 2nd Street, Suite 247 Santa Monica, California (Address of principal executive offices)	90401 (Zip code)

(310) 276-1219
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2014, the Board of Directors (the “Board”) of Silver Eagle Acquisition Corp. (the “Company”), pursuant to the Company’s Amended and Restated Certificate of Incorporation, increased the size of the Board from three to four directors and elected Eli Baker to fill the vacancy resulting from such increase. The Board appointed Mr. Baker to its audit committee in replacement of Harry E. Sloan and to its compensation committee.

Mr. Baker, 39, is co-managing director and a partner in the Hemisphere Media Capital (“HCM”) and Winchester Media Capital (“WMC”) funds, where he has overseen over $1.2B of financings since May, 2009. In his role at HCM and WMC, Mr. Baker has arranged co-financing partnerships with both Sony Pictures Entertainment and Paramount Picture Corporation in the establishment of HCM’s “Tent-Pole” fund, which includes titles such as “Men in Black 3” and “World War Z”. Mr. Baker also oversees the HCM and WMC debt and high yield funds, which provide “mezzanine” and “gap” financing, corporate debt and project finance facilities for television, film and digital content. Previously, Mr. Baker served as a principal at Grosvenor Park Investors, a joint venture with Fortress Investment Group where he shared oversight over the special opportunity credit/debt funds in the media space. Mr. Baker is a former lawyer, and has served in a legal affairs capacity at various companies in and out of the media/entertainment business, including Lionsgate/Artisan Entertainment, prior to which he practiced international commercial litigation. Mr. Baker earned a Bachelor of Arts degree from the University of California, Berkeley and a Juris Doctor from the University of California at Hastings Law School and is a continuing member of the California State Bar.

There are no arrangements or understandings between Mr. Baker and any other person pursuant to which Mr. Baker was elected as director of the Company and there are no family relationships between Mr. Baker and any of the Company’s other directors or executive officers. In connection with the appointment of Mr. Baker to the Board, the Company has entered into an indemnity agreement with Mr. Baker. The indemnity agreement provides contractual indemnification in addition to the indemnification provided for in the Company’s Amended and Restated Certificate of Incorporation for Mr. Baker’s service as a director of the Company. A copy of the indemnity agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

10.1	Indemnity Agreement, dated July 23, 2014, by and between the Company and Eli Baker.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 29, 2014

Silver Eagle Acquisition Corp.

By:	/s/ James A. Graf
James A. Graf
Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Indemnity Agreement, dated July 23, 2014, by and between the Company and Eli Baker.